Exhibit 10.7

Memorandum of Understanding
To:	iRhythm
From:	Jason Sieloff
Date:	2/16/2015
Re:	Areas of clarification in the Manufactures Service Agreement (MSA)

During our contract review there were a few items that needed clarification and agreement from IRhythm. This memorandum of understanding is to clarify the intent of the items in the Manufactures Service Agreement (MSA) effective on February 28, 2009 between Jabil and IRhythm.

1.	Section 5.1 “Jabil Warranty” (MSA) states IPC-A 610D class 2 workmanship. IRhythm understands that IPC standards change from time to time and that Jabil will be held at a minimum revision D. However, if new revision provides better than requirements Jabil may implement that requirement. If a change occurs as a result per the change control process IRhythm will be notified as defined in the Manufactures Service Agreement.

2.

By signing this memorandum of understanding IRhythm understands Jabil to follow guidelines in the agreements based on the understanding listed above.

IRythm	Jabil

Matthew C. Garrett	Jason Sieloff
Name	Name

/s/ Matthew C. Garrett	/s/ Jason Sieloff
Signature	Signature

2/17/15	2-16-2015
Date	Date

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